UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CANNABIS SATIVA, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the

Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CANNABIS SATIVA, INC.

450 Hillside Dr. #A224

Mesquite, Nevada 89027

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To our Stockholders:

The purpose of this Information Statement is to notify our stockholders that (a) on June 30, 2022, the Board of Directors (the “Board”) of Cannabis Sativa, Inc., a Nevada corporation (the “Company” “we,” “us” or “our”), and (b) on June 30, 2022, the holders of at least a majority of our common stock, par value $0.001 per share (the “common stock”) and Preferred Stock (as defined herein), voting together as a single class in accordance with their respective voting rights (the “Majority Stockholders”), each adopted resolutions by written consent, which approve an amendment to our Articles of Incorporation (as amended, the “Articles of Incorporation”) to increase the number of authorized common shares the Company has authority to issue to 495,000,000 common shares. The increase in authorized common shares will be completed by filing a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada.

The enclosed Information Statement is being furnished to holders of shares of our common stock and shares of our preferred stock, par value $0.001 per share, (the “Preferred Stock”) as of the close of business on June 30, 2022 (the “Record Date”).

The enclosed Information Statement is being furnished to you to inform you that the Action has been approved by the stockholders holding a majority of voting power with respect to the Action and the approval of the Action will become effective when we file the Amendment with the Secretary of State of the State of Nevada. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Nevada on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Majority Stockholders.

The enclosed Information Statement was mailed on or about July 18, 2022 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

By Order of the Board of Directors,

/s/ David Tobias
David Tobias
Chief Executive Officer
July 18, 2022

CANNABIS SATIVA, INC.

450 Hillside Dr. #A224

Mesquite, Nevada 89027

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is to notify our stockholders that (a) on June 30, 2022, the Board of Directors (the “Board”) of Cannabis Sativa, Inc., a Nevada corporation (the “Company” “we,” “us” or “our”) and (b) on June 30, 2022, the holders of at least a majority of our common stock, par value $0.001 per share (the “common stock”) and Preferred Stock (as defined herein), voting together as a single class in accordance with their respective voting rights, each adopted resolutions by written consent, which approve an amendment to our Articles of Incorporation (as amended, the “Articles of Incorporation”) to increase the number of authorized common shares the Company has authority to issue to 495,000,000 common shares. The increase in authorized common shares will be completed by filing a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada.

The enclosed Information Statement is being furnished to holders of shares of our common stock and shares of our Preferred Stock, par value $0.001 per share (the “Preferred Stock”) as of the close of business on June 30, 2022, the record date set in connection with this Information Statement (the “Record Date”).

Vote Required

Under Nevada law, approval of stockholders holding shares representing no less than the majority of voting power with respect to the Action (inclusive of holders of outstanding shares of common stock entitled to vote, or outstanding shares of Preferred Stock entitled to vote on an as converted basis or otherwise, voting together as a single class) is entitled to approve the Action.

As of the Record Date, there were (a) 44,870,657 shares of common stock, and (b) 695,708 shares of Preferred Stock issued and outstanding, which common stock and Preferred Stock had the following voting rights with respect to the Action:

•   Each share of our outstanding common stock was entitled to one vote on the Amendment.

•   Each share of our Preferred Stock were entitled to one vote on the Amendment.

Accordingly, as of the Record Date, outstanding shares represented 45,566,365 votes, consisting of 44,870,657 votes attributable to common stock and 695,708 votes attributable to Preferred Stock.

On June 30, 2022, the holders of 22,759,777 shares of common stock and 695,708 shares of Preferred Stock, voting together as a single class in accordance with their respective voting rights (the “Majority Stockholders”) executed the written consent of the Majority Stockholders approving the Amendment.

Effective Date of Action by Written Consent of Majority Stockholders

Pursuant to Rule 14c-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that the corporate actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Amendment with the Secretary of State of the State of Nevada, which filing will result in the increase in authorized common shares. We recommend that you read this Information Statement in its entirety for a full description of the Amendment.

No Appraisal Rights

Neither Nevada law nor our Articles of Incorporation provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with the Amendment discussed in this Information Statement.

Interests of Certain Persons

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, in any matter discussed in this Information Statement which differs from that of other stockholders of the Company.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock and Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

General

Our Board and the Majority Stockholders authorized the common stock increase whereby the number of authorized shares of our common stock will be increased to 495,000,000 common shares.

Purpose and Effect of Increasing the Number of Authorized Common Shares

The additional shares of common stock available for issue would be part of the existing class of common stock, if and when issued. These shares would have the same rights and privileges as the shares of common stock currently outstanding. Holders of the Company's common stock do not have preemptive rights to subscribe for and purchase any new or additional issues of common stock or securities convertible into common stock.

Our Board believes that an increase in the common stock available for issuance is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of common stock is to have shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

•conversion of convertible securities;

•future acquisitions;

•investment opportunities;

•stock dividends or other distributions; and

•future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of common stock, the Company has no such plans, proposals, or arrangements, at this time to issue any of the newly available authorized shares of common stock on which it is legally obligated.

No further stockholder approval is required to effect an increase in the common stock available for issuance or to issue any additional shares of common stock.

Anti-Takeover Effects of the Common Stock Increase

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the common stock increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.

The increase in the relative number of authorized shares of common stock is not the result of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the common stock increase a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the increase in the number of shares of common stock that the Company is able to issue in order to attract potential investors and conduct equity financings. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Effectiveness of Amendment

The Certificate of Amendment of the Articles of Incorporation amending the number of authorized shares will be in substantially the form attached to this Information Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement has first been sent to Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 4, 2022, the number of shares of our common stock, par value $0.001, owned of record or beneficially by each person known to be the beneficial owner of 5% or more of our issued and outstanding shares of common stock, and by each of our officers and directors, and by all officers and directors as a group. On such date, there were 30,746,865 shares of our common stock issued and outstanding. As of such date, we had 777,654 shares of preferred stock issued and outstanding that are convertible into shares of common stock on a share for share basis. For purposes of the ownership table, the Preferred Shares are considered equivalent to the Common Shares and are included on an “as if” converted basis. Total shares outstanding at April 1, 2022 on an “as if” converted basis would be 31,524,519.

Unless indicated otherwise, the address for any shareholder is the same as the address of the Registrant.

SHARE OWNERSHIP

	Amount of Direct		Amount of Indirect		Total
Name and Address of Beneficial Owner	Ownership		Ownership		Beneficial
Principal Stockholders	Common	Preferred	Common	Preferred	Ownership	Percentage
Sadia Barrameda (1)	661,046	-	2,194,402	151,884	3,007,332	9.5%
New Compendium Corp. (2)	2,194,402	151,884	661,046	-	3,007,332	9.5%
David Tobias	3,075,529	489,431	-	-	3,564,960	11.3%

Officers and Directors
David Tobias (3)	3,075,529	489,431	-	-	3,564,960	11.3%
Catherine Carroll (4)	705,299	-	136,068	-	841,367	2.7%
Brad E. Herr (5)	-	-	401,292	-	401,292	1.3%
Trevor Reed	186,884	-	-	-	186,884	0.6%
Robert Tankson	49,305	-	-	-	49,305	0.2%
All Officers and Directors as a Group	4,017,017	489,431	537,360	-	5,043,808	16.0%

1)Ms. Barrameda is deemed to be the beneficial owner of the 2,194,402 Common Shares and 151,884 Preferred shares owned by New Compendium Corporation as a result of her status as an officer, director and significant shareholder of New Compendium. Ms. Barrameda’s address is P.O. Box 1363, Discovery Bay, CA 94505.

2)New Compendium Corp. is deemed the beneficial owner of 661,046 Common Shares owned by Sadia Barrameda. Ms. Barrameda is an affiliate of New Compendium Corp. New Compendium’s address is P.O. Box 1363, Discovery Bay, CA 94505.

3)Mr. Tobias’ address is 450 Hillside Drive, #A224, Mesquite, NV 89027.

4)Ms. Carroll is deemed to be the beneficial owner of 136,068 Common Shares owned by Carroll’s Consulting LLC, and company wholly owned by Ms. Carroll. Ms. Carroll’s address is 450 Hillside Drive, #A224, Mesquite, NV 89027.

5)Brad E. Herr is deemed to be the beneficial owner of 401,292 Common Shares owned by Nexit, Inc., a corporation solely owned by Mr. Herr. Mr. Herr’s address is PO Box 30417, Spokane, WA 99223.

ADDITIONAL INFORMATION

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 450 Hillside Dr., #A224, Mesquite, NV 89027, or call the Company at (702) 762-3123, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Available Information

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

By Order of the Board of Directors,

/s/ David Tobias
David Tobias
Chief Executive Officer
St. George, UT
July 15, 2022

Appendix A

Form of Amendment to the Articles of Incorporation

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.Name of corporation:  Cannabis Sativa, Inc.

2.The articles have been amended as follows:  ARTICLE IV – AUTHORIZED SHARES shall be amended and restated to read in its entirety as follows:

ARTICLE IV

AUTHORIZED SHARES

The Corporation is authorized to issue a total of 500,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 495,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of Preferred Stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of Preferred Stock before the issuance of any shares of that class;

(b)create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or,

(d)increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting 1ights and be entitled to receive the net assets of the Corporation upon dissolution.

3.The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 50.42%.

4.________________________________________________________

David Tobias, CEO